Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
First Potomac Realty Trust:

     We have audited the accompanying consolidated and combined balance sheets of First Potomac Realty Trust (and its predecessor, First Potomac Predecessor) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated and combined statements of operations, shareholders equity and partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2003. In connection with our audits of the consolidated and combined financial statements, we have also audited the financial statement schedule of real estate and accumulated depreciation. These consolidated and combined financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated and combined financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of First Potomac Realty Trust (and its predecessor, First Potomac Predecessor) and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated and combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

McLean, Virginia
February 13, 2004 except as to Notes 5 and 12,
     which is as of June 4, 2004

FIRST POTOMAC REALTY TRUST
CONSOLIDATED AND COMBINED BALANCE SHEETS

	FIRST POTOMAC	FIRST POTOMAC
	REALTY TRUST	PREDECESSOR
	December 31, 2003	December 31, 2002

Assets:
Rental property, net	$208,334,677	$104,635,593
Cash and cash equivalents	16,307,508	1,222,400
Escrows and reserves	3,422,473	3,313,248
Accounts and other receivables, net of allowance for doubtful accounts of $144,711 and $0, respectively	575,362	303,395
Accrued straight-line rents	1,805,679	1,475,520
Deferred costs, net	3,205,534	3,394,940
Prepaid expenses and other assets	773,040	139,654
Intangible assets, net	9,723,735	1,435,678
Investment in real estate entities	—	10,671,994

Total assets	$244,148,008	$126,592,422

Liabilities:
Accounts payable and accrued expenses	$1,525,992	$390,639
Accrued interest	151,861	2,382,065
Rents received in advance	801,640	238,434
Tenant security deposits	1,025,645	552,123
Mortgage loans and other debt	127,840,126	123,937,710
Deferred market rent	803,428	—

Total liabilities	132,148,692	127,500,971
Minority interest	19,866,928	416,014
Shareholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares authorized: 8,634,000 and 2,000 shares issued and outstanding, respectively	8,634	20
Additional paid-in capital	117,525,629	1,980
Deficit	(25,401,875)	(3,925,549)

Total shareholders’ equity (deficit)	92,132,388	(3,923,549)
Partners’ capital	—	2,598,986

Total liabilities, shareholders’ equity and partners’ capital	$244,148,008	$126,592,422

See accompanying notes to consolidated and combined financial statements.

FIRST POTOMAC REALTY TRUST
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2003	2002	2001
Revenues
Rental income	$15,341,194	$9,844,553	$8,184,640
Tenant reimbursements and other	3,021,575	1,668,721	1,483,401

Total revenues	18,362,769	11,513,274	9,668,041

Operating expenses
Property operating	3,338,647	1,541,627	1,324,715
Real estate taxes & insurance	1,573,812	1,098,457	937,732
General & administrative	4,306,466	2,314,421	2,352,057
Depreciation & amortization	5,128,079	2,639,058	1,496,712

Total operating expenses	14,347,004	7,593,563	6,111,216
Operating income	4,015,765	3,919,711	3,556,825

Other expenses (income) Interest expense	11,074,922	8,431,981	6,515,208
Interest & other income	(221,626)	(624,951)	(325,079)
Equity in (earnings) losses of investees	46,953	114,786	(86,047)
Loss on write-off of assets	—	306,786	—
Loss from early retirement of debt	4,566,782	116,408	—

Total other expenses	15,467,031	8,345,010	6,104,082
Minority interests	(1,308,038)	1,700,232	—

Net loss	$(10,143,228)	$(6,125,531)	$(2,547,257)

Net loss per share[1]
Basic and diluted	$(0.73)	—	—
Weighted average shares outstanding – basic and diluted	8,177,478	—	—

(1)	Net loss per share for 2003 is calculated on the $(5,938,371) loss incurred subsequent to the initial public offering that closed on October 28, 2003 through December 31, 2003.

See accompanying notes to consolidated and combined financial statements.

FIRST POTOMAC REALTY TRUST
CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY AND
PARTNERS’ CAPITAL
Years Ended December 31, 2003, 2002 and 2001

				Total	Partners’ Capital		Total Shareholders’
		Additional		Shareholders’	General	Limited	Equity and
	Par Value	Paid-in Capital	Deficit	Equity	Partners	Partners	Partners’ Capital
Balances at January 1, 2001	20	$1,980	$(2,772,280)	$(2,770,280)	$110,266	$11,766,132	$9,106,118
Dividends paid to shareholders	—	—	(197,097)	(197,097)	—	—	(197,097)
Contributions from partners	—	—	—	—	—	—	—
Distributions to partners	—	—	—	—	—	—	—
Net loss	—	—	156,053	156,053	(27,063)	(2,676,247)	(2,547,257)

Balances at December 31, 2001	20	1,980	(2,813,324)	(2,811,324)	83,203	9,089,885	6,361,764
Dividends paid to shareholders	—	—	(626,596)	(626,596)	—	—	(626,596)
Redemption of partnership units	—	—	—	—	—	(1,034,168)	(1,034,168)
Issuance of partnership units	—	—	—	—	—	(192,552)	(192,552)
Contributions from partners	—	—	—	—	—	294,520	294,520
Distributions to partners	—	—	—	—	(2,000)	—	(2,000)
Net loss	—	—	(485,629)	(485,629)	(56,370)	(5,583,532)	(6,125,531)

Balances at December 31, 2002	20	1,980	(3,925,549)	(3,923,549)	24,833	2,574,153	(1,324,563)
Sale of common stock	—	252,112	—	252,112	—	—	252,112
Dividends paid to shareholders	—	—	(1,419,232)	(1,419,232)	—	—	(1,419,232)
Issuance of partnership units	—	—	—	—	—	2,693,151	2,693,151
Distributions to partners	—	—	—	—	—	(289,070)	(289,070)
Net loss	—	—	(576,114)	(576,114)	(36,288)	(3,592,456)	(4,204,858)

Balances at October 28, 2003	20	254,092	(5,920,895)	(5,666,783)	(11,455)	1,385,778	(4,292,460)
Conversion of historical capital to minority interest upon the public offering of common stock	(20)	(254,092)	(13,542,609)	(13,796,721)	11,455	(1,385,778)	(15,171,044)
Issuance of common stock	8,634	117,525,629	—	117,534,263	—	—	117,534,263
Net loss	—	—	(5,938,371)	(5,938,371)	—	—	(5,938,371)

Balance at December 31, 2003	8,634	$117,525,629	$(25,401,875)	$92,132,388	$—	$—	$92,132,388

See accompanying notes to consolidated and combined financial statements.

FIRST POTOMAC REALTY TRUST
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2003	2002	2001

Cash flow from operating activities
Net loss	$(10,143,228)	$(6,125,531)	$(2,547,257)
Adjustments to reconcile net loss to net cash provided by(used in) operating activities:
Depreciation and amortization	5,522,741	3,303,106	1,778,724
Amortization of deferred lease liability	(111,431)	17,566	—
Minority interest	(1,308,038)	1,700,232	—
Loss from early retirement of debt	1,566,782	116,608	—
Loss on write-off of assets	—	306,786	—
Equity in losses of investees	46,953	114,786	(86,047)
Changes in assets and liabilities, net of acquisitions:
Escrows and reserves	(1,976,579)	(770,142)	(1,952,363)
Accounts and other receivables	(41,062)	379,232	(132,611)
Accrued straight-line rents	(137,498)	(175,834)	60,525
Prepaid expenses and other assets	(375,202)	825,885	300,578
Tenant security deposits	2,770	544,787	(2,296)
Advances to affiliates	—	—	21,744
Accounts payable and accrued expenses	(2,680,716)	(635,375)	435,710
Accrued interest	(2,230,204)	1,392,162	278,771
Rent received in advance	360,343	46,697	16,798
Deferred costs	(1,195,863)	(448,580)	—
Deferred market rent liability	368,979	—	—

Total adjustments	(2,188,025)	6,717,716	719,533

Net cash (used in) provided by operating activities	(12,331,253)	592,185	(1,827,724)

Cash flows from investing activities
Distributions from investments in real estate entities	2,728,207	258,361	121,695
Contributions to investments in real estate entities	—	(11,859,155)	—
Additions to rental property and other assets	(50,681,769)	(729,817)	(214,636)
Acquisition of additional interest in subsidiaries, net	(2,006,617)	(3,911,445)	—

Net cash used in investing activities	(49,960,179)	(16,242,056)	(92,941)

Cash flows from financing activities Net proceeds from public offering	117,429,263	—	—
Deferred financing costs	(681,447)	(1,422,766)	(1,424,381)
Proceeds from debt	982,530	60,329,206	19,850,000
Repayments of debt	(38,645,504)	(41,963,960)	(16,390,457)
Acquisition of partnership units	—	(981,734)	—
Proceeds from sale of partnership units	—	435,896	—
Contributions from minority partners	—	539,140	—
Contributions from partners	—	294,520	—
Distributions to partners	(289,070)	(2,000)	—
Dividends to shareholders	(1,419,232)	(626,596)	(197,097)
Distributions to minority interests	—	—	—

Net cash provided by financing activities	77,376,540	16,601,706	1,838,065

Net increase in cash and cash equivalents	15,085,108	951,835	(82,600)
Cash and cash equivalents at beginning of year	1,222,400	270,565	353,165

Cash and cash equivalents at end of year	$16,307,508	$1,222,400	$270,565

See accompanying notes to consolidated and combined financial statements.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

     (a) Description of Business

     First Potomac Realty Trust (the “Company” or “we”) is a self-managed, self-administered Maryland real estate investment trust (“REIT”). The Company owns and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, which we collectively refer to as the southern Mid-Atlantic region.

     The Company was formed in July 2003 to be the successor general partner to First Potomac Realty Investment Trust, Inc., the general partner of First Potomac Realty Investment Limited Partnership, the Company’s operating partnership (“Operating Partnership”). The Company owns all of its properties and conducts its business through the Operating Partnership. The Company is the sole general partner of and owns an 86.1% interest in the Operating Partnership at December 31, 2003. The remaining interests in the Operating Partnership consist of limited partnership interests that are presented as minority interests.

     First Potomac Predecessor is not a legal entity but rather a combination of the following entities that comprised the historical operations of the Company:

•	First Potomac Realty Investment Trust, Inc. (Trust, Inc.), the general partner of its Operating Partnership since 1997;

•	First Potomac Realty Investment Limited Partnership (FPR), its Operating Partnership; and

•	First Potomac Management, Inc. (FPM), the property management company that managed all of its assets.

     On October 28, 2003, the Company closed on its initial public offering. The Company sold 7.5 million Common Shares of beneficial interest at $15.00 per share, raising net proceeds of approximately $102 million. On November 21, 2003, the Company sold an additional 1.125 million shares to cover over-allotments resulting in additional net proceeds of $15.5 million. As of December 31, 2003, the Company had used approximately $102 million of the $118 million in net proceeds from the IPO to (i) acquire four additional properties ($60 million) net of $9 million of indebtedness assumed; (ii) repay debt, including accrued interest and prepayment fees ($41 million); and (iii) acquire joint venture interests held by an institutional partner in four of the Company’s properties ($1 million). The Company subsequently repaid an additional $7 million of debt and intends to use the remaining proceeds for general corporate and working capital purposes, including possible future acquisitions.

     As of March 31, 2004, the Company owned a 17-property portfolio consisting of 36 buildings totaling approximately 2.9 million square feet.

(b) Principles of Consolidation and Combination

     The combined financial statements of First Potomac Predecessor include the financial statements of Trust, Inc., FPR and FPM as these entities were under the common control of a single group of owners, Louis and Douglas Donatelli, father and son (the Control Group). Prior to the initial public offering, Trust, Inc. was the sole general partner of FPR. FPM managed all the properties held by FPR. The Control Group owned 80 percent of Trust, Inc., 48 percent of FPR (representing 100 percent of the voting interests) and 64 percent of FPM. The combined entities are referred to as the First Potomac Predecessor in the financial statements. All intercompany balances and transactions have been eliminated in consolidation.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     The consolidated financial statements of the Company include the accounts of the Company, the Operating Partnership, the subsidiaries of the Operating Partnership and FPM Management LLC. Ownership interests acquired from the Control Group are recorded at their historical cost basis. Acquisitions of ownership interests of other parties are recorded at fair value. Purchase accounting was applied to the assets and liabilities related to real estate entities for which the Company acquired additional interests.

(c) Revenue Recognition

     The Company recognizes revenue from rentals on a straight-line basis over the life of the respective leases in accordance with SFAS No. 13, “Accounting for Leases”. Accrued straight-line rents represent the difference between rental revenue recognized on a straight-line basis over the term of the respective lease agreements and the rental payments contractually due for leases that contain abatement or fixed periodic increases. The Company considers current information and events regarding the tenants’ ability to repay their obligations in determining if accrued straight-line rents are ultimately collectible. The uncollectible portion of accrued straight-line rents is charged to rental revenues in the period in which the determination is made.

     Tenant leases generally contain provisions under which the tenants reimburse the Company for a portion of property operating expenses and real estate taxes incurred by the Company. The Company records a provision for losses on estimated uncollectible accounts receivable based on analysis of risk of loss on specific accounts.

     (d) Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents.

     (e) Escrows and Reserves

     Escrows and reserves represent cash restricted for debt service, real estate taxes, insurance, capital items and tenant security deposits.

     (f) Deferred Costs

     Financing costs related to long-term debt are deferred and amortized over the life of the debt using a method that approximates the interest method. Leasing costs related to the execution of tenant leases are deferred and amortized over the remaining life of the related leases. Accumulated amortization of these costs was $2,175,907 and $786,979 at December 31, 2003 and 2002, respectively.

     (g) Rental Property

     Rental property is carried at cost less accumulated depreciation and impairment losses, where appropriate. Depreciation of rental properties is computed on a straight-line basis over the estimated useful lives of the assets. The estimated lives of the Company’s assets by class are as follows:

Buildings	39 years
Building improvements	5 to 15 years
Tenant improvements	Lesser of the terms of the leases or useful lives of the assets
Furniture, fixtures and equipment	5 to 15 years

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     If events or changes in circumstances indicate that the carrying value of a rental property may be impaired, the Company assesses impairment based on whether it is probable that estimated undiscounted future cash flows from each individual property are less than its net book value. If a property is impaired, a loss is recorded for the difference between the fair value and net book value of the building.

     The Company will classify a building as held for sale in the period in which it has made the decision to dispose of the building, a binding agreement to purchase the property has been signed under which the buyer has committed a significant amount of nonrefundable cash and no significant financing contingencies exist which could cause the transaction not to be completed in a timely manner. If these criteria are met, the Company will record an impairment loss if the fair value reduced by selling costs is lower than the carrying amount of the building, and we will cease incurring depreciation. The Company will classify the impairment loss, together with the building’s operating results, as discontinued operations on its statement of operations and classify the assets and related liabilities as held-for-sale on the balance sheet.

     (h) Purchase Accounting for Acquisition of Rental Property and Additional Interests in Real Estate Entities

     Purchase accounting was applied to the acquisition of rental property and to the assets and liabilities related to real estate entities for which the Company acquired additional interests. Ownership interests acquired from related, common owners, are accounted for at their historical cost basis. Acquisitions of ownership interests and rental property of other parties are accounted for at fair value. For purchases of rental property and additional interests that were consummated subsequent to June 30, 2001, the effective date of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the fair value of the real estate acquired was determined on an as if vacant building basis. That value is allocated between land and building based on management’s estimate of the fair value of those components for each type of property and to tenant improvements based on the net carrying value of the tenant improvements, which approximates their fair value. The difference between the purchase price and the fair value of the tangible assets on an as if vacant basis was allocated as follows:

•	origination value of leases based on the unamortized capitalized leasing costs at the date of the acquisition, which approximates the market value of the lease origination costs had the in-place leases been originated on the date of acquisition; and

•	the value of above and below market in-place leases based on the present values (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual rent amounts and market rents over the remaining non-cancellable lease terms, ranging from one to 12 years.

•	the intangible value of tenant or customer relationships.

•	the remainder of the purchase price is allocated to the in-place leases and represents absorption costs for the estimated lease-up period in which vacancy and foregone revenue are incurred.

     (i) Investments in Real Estate Entities

     Investments in real estate entities represent equity investments in ventures or partnerships not controlled by the Company. The control factors the Company considers include the ability of other partners or members to participate in or block management decisions. Subsequent to the initial public offering in October 2003, the Company acquired the remaining ownership interests in the entities in which a third party held a controlling interest. Prior to these acquisitions of interests, and for the year ended December 31, 2002, First Potomac Predecessor accounted for these investments using the equity method. As of December 31, 2003 the Company had no real estate investments that were accounted for as an unconsolidated investment using the equity method.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     (j) Intangibles

     In conjunction with the initial public offering and related formation transactions, First Potomac Management, Inc. contributed all of the capital interests in FPM Management LLC, the entity that manages our properties, to the operating partnership. The acquisition of FPM Management LLC and its in-place workforce was accounted for as a business combination. The $3.5 million purchase price, based upon the price of the initial public offering of our Common Shares, was allocated between the value of the acquired in-place workforce ($2.1 million) and a termination charge of $1.4 million related to the extinguishment of the acquired management contracts. The $2.1 million fair value of the in-place workforce acquired from third parties has been classified as goodwill in accordance with SFAS No. 141, “Business Combinations”. Goodwill is assessed for impairment annually and in interim periods if certain events occur indicating the carrying value is impaired. The Company will recognize an impairment loss when the discounted expected future cash flows associated with management contracts is less than the carrying cost of the goodwill in accordance with SFAS No. 142, “Goodwill and Other Intangibles.” No impairment loss was incurred or recorded for the year ended December 31, 2003.

     Other intangible assets include the value of tenant or customer relationships, and the origination value of leases in accordance with SFAS No. 141, “Business Combinations.” Customer relationship values are determined based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics we consider include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals. The value of customer relationship intangibles is amortized to expense over the lesser of the initial lease term and any expected renewal periods or the remaining useful life of the building. We determine the fair value of the cost of acquiring existing tenants by estimating the lease commissions avoided by having in-place tenants and avoided lost operating income for the estimated period required to lease the space occupied by existing tenants at the acquisition date. The cost of acquiring existing tenants is amortized to expense over the initial term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to expense. Accumulated amortization of intangible assets related to the value of acquired real estate was $1,597,250 and $63,020 at December 31, 2003 and December 31, 2002, respectively.

     Deferred market rent liability consists of the net effect of leases with above or below market rents. Above market and below market in-place lease values are determined on a lease by lease basis based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid under the lease and (b) our estimate of the fair market lease rate for the corresponding space over the remaining non-cancellable terms of the related leases. The capitalized below market lease values are amortized as an increase to rental income over the initial term and any below market renewal periods of the related leases. Capitalized above market lease values are amortized as a decrease to rental income over the initial term of the related leases.

(k) Derivatives

     The Company uses interest rate protection or “cap” agreements to reduce the impact of interest rate changes. Under the terms of these agreements, the Company will make an initial premium payment to a counterparty in exchange for the right to receive payments from them if interest rates exceed specified levels during the term of the agreement. The Company is subject to market risk for changes in interest rates and credit risk in the event of non- performance by the counterparty. The Company will only enter into these agreements with highly rated institutional counterparts and do not expect that any counterparties will fail to meet contractual obligations.

     All derivatives are recognized as assets or liabilities at fair value with the offset to accumulated other comprehensive income in shareholders’ equity for effective hedging relationships. For derivative financial instruments not designated as cash flow hedge instruments, realized and unrealized changes in fair value are recognized in current period earnings.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     The Company has interest rate cap agreements in the notional amount of $25.5 million providing that the maximum rate payable, or cap, attributable to the LIBOR portion of its related debt’s interest rate, exclusive of the spread is 5% through November and December 2005. Any increases in LIBOR as of December 31, 2003 in excess of approximately 400 basis points would have no impact on interest expense as the interest rate protection agreement caps LIBOR at a 5% maximum rate. The Company’s cap agreements have not been designated as cash flow hedges. These agreements have been recorded at their fair value as a component of prepaid and other assets.

     The Company has interest rate cap agreements in the notional amount of $32.5 million providing that the maximum rate payable, or cap, attributable to the LIBOR portion of its related debt’s interest rate, exclusive of the spread is 5% through November and December 2005. Any increases in LIBOR as of December 31, 2003 in excess of approximately 400 basis points would have no impact on interest expense as the interest rate protection agreement caps LIBOR at a 5% maximum rate. The Company’s cap agreements have not been designated as cash flow hedges. These agreements have been recorded at their fair value as a component of prepaid and other assets.

     (l) Income Taxes

     The combined companies operate as a limited partnership or have elected to be taxed as subchapter S corporations for federal income tax purposes. As a result, the Company generally is not subject to federal income taxation at the corporate level as taxable income is the direct responsibility of the partners or shareholders. Accordingly, no provision has been made for state or federal income taxes in the accompanying combined financial statements.

     The Company revoked its S election the day prior to the completion of the initial public offering. The Company was taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for the short taxable year beginning on the date of the revocation of the S election and ending December 31, 2003. The Company believes that, commencing with the short taxable year, it is organized and operating in such a manner to enable it to qualify for taxation as a REIT under the Internal Revenue Code.

     In conjunction with its initial public offering, the Company elected to be taxed as a REIT. To maintain its status as a REIT, the Company is required to distribute at least 90% of its ordinary taxable income annually to its shareholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and any nondeductible excise tax.

     The Company did not distribute any dividends in 2003 subsequent to the initial public offering through December 31, 2003. The Company paid its first dividend in February 2004 for the partial period of the fourth quarter of 2003 following its initial public offering.

     (m) Minority Interest

     Minority interest relates to the interests in First Potomac Realty Investment Limited Partnership, the Company’s Operating Partnership, not owned by the Company. The Company owned 86.1% of the total operating units outstanding as of December 31, 2003. The remaining interests in the Operating Partnership are owned by limited partners who contributed properties and other assets to the Operating Partnership in exchange for partnership units. The minority interest arising from the limited partners’ ownership interests was 13.9% of the total operating units outstanding at December 31, 2003. Limited partners will have the right to tender their units for redemption beginning 12 months after the initial public offering in exchange for, at the Company’s option, Common Shares or an equivalent amount of cash. Unitholders will receive distributions per unit equivalent to the per share distributions consistent with that made to the Company’s common shareholders.

     (n) Earnings Per Share

     Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of the Company’s Common Shares outstanding. Diluted EPS is computed after adjusting the basic EPS computation for the effect of diluted common equivalent shares outstanding during the period. The dilutive effects of stock options are computed using the treasury stock method.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     For the period from October 28, 2003 (date of closing of public offering) through December 31, 2003, the Company’s loss per share was $(0.73) calculated based on weighted average shares outstanding over the period of 8,177,478 and a loss for the period of $(5,938,371). There is no dilutive effect from stock options or operating units held by third-parties for this period.

     (o) Stock Based Compensation

     In compliance with SFAS No. 123, “Accounting for Stock Based Compensation,” the Company has elected to follow the intrinsic value-based method of accounting prescribed by the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, in accounting for its fixed plan share options. As such, compensation expense would be recorded only if the current market price of the underlying shares on the date of grant exceeded the exercise price.

     No compensation expense has been recognized for options granted under the Equity Compensation Plan adopted by the Board of Trustees in 2003. Under SFAS No. 123, compensation expense of $38,348 would have been recorded during the period from October 28, 2003 (date of adoption of Plan) through December 31, 2003 for the Equity Compensation Plan based upon the fair value of the option awards.

     Pro forma net loss and net loss per share would have been as follows:

December 31, 2003
Net loss, as reported	$(5,938,371)
Add: stock-based compensation included in reported net income	—
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(38,348)

Pro forma net loss	$(5,976,719)
Net loss per share, as reported — basic and diluted	$(0.73)
Pro forma net loss per share — basic and diluted	$(0.73)

     (p) Use of Estimates

     The preparation of financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     (q) Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     (r) Application of New Accounting Standards

     In December 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (revised), an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The Company adopted FIN No. 46 in 2003.

     In May 2003 the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” or SFAS No. 150, establishing standards for classification and measurement of certain financial instruments with characteristics of both debt and equity. This statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The FASB subsequently deferred indefinitely the provisions of SFAS No. 150 which apply to mandatorily redeemable non-controlling minority interests in consolidated entities. The Company adopted the requirements of this standard effective July 1, 2003.

     In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections,” or SFAS No. 145. This standard, among other changes, rescinds FASB Statement No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which had permitted that gains and losses from extinguishment of debt be aggregated and classified as extraordinary. SFAS No. 145 requires that the use of debt extinguishment as part of an entity’s risk management strategy does not meet the criteria for classification as an extraordinary item. This standard is effective for fiscal years beginning after the Company adopted the requirements of this standard effective January 1, 2003. The Company retired approximately $31 million in debt, including prepayment fees, in October 2003. The loss associated with the prepayment fees and the write-off of deferred financing costs is included in income from continuing operations for 2003.

(2) Rental Property

     Rental property represents 17 industrial and flex rental properties located in Maryland and Virginia. Rental property is comprised of the following:

	December 31,
	2003	2002

Land	$46,329,766	$20,913,938
Buildings and improvements	166,366,219	91,053,884
Tenant improvements	3,410,698	1,486,954
Furniture, fixtures and equipment	10,253,915	3,802,743

	226,360,598	117,257,519
Less: accumulated depreciation	(18,025,921)	(12,621,926)

	$208,334,677	$104,635,593

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

(3) Acquisitions

     The Company acquired the following properties in 2003:

					Percent	Contractual
		Acquisition		Square	Leased at	Purchase
Property	Location	Date	Property Type	Feet	12/31/03	Price
Virginia Center	Glen Allen, VA	10/29/03	Flex	119,672	63%	$9,525,000
Interstate Plaza	Alexandria, VA	12/01/03	Single-tenant industrial	107,320	100%	$12,000,000
Alexandria Corporate Park	Alexandria, VA	12/23/03	Multi-tenant industrial	278,130	68%	$40,000,000
6251 Ammendale Road	Beltsville, MD	12/24/03	Flex	86,818	38%	$6,100,000

     The aggregate purchase cost of significant assets and all other properties acquired was allocated as follows:

	Alexandria
	Corporate Park	Other Acquisitions	Total
Land	$10,045,499	$5,251,915	$15,297,414
Acquired tenant improvements	596,703	220,877	817,580
Building and tenant improvements	26,645,977	20,855,595	47,501,572
In-place lease intangible	2,774,240	1,829,547	4,603,787
Customer relations intangible	233,351	44,123	277,474
Deferred market rent liability	(113,774)	(57,417)	(171,191)

	$40,181,996	$28,144,640	$68,326,636

     During 2003, the Company also acquired the remaining ownership interests in the entities that owned several of its properties as discussed further in Note (4).

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Pro Forma Financial Information

     The pro forma financial information set forth below presents results as if all of the Company’s 2003 and 2002 acquisitions and the initial public offering occurred on January 1, 2002. The formation transactions that occurred subsequent to the initial public offering, including the acquisition of capital interests in FPM Management, LLC, the acquisition of ownership interests in entities that owned interests in several of the Company’s properties, and the repayment of debt, including non-recurring prepayment penalties and writing off unamortized debt costs, are also assumed to have occurred on January 1, 2002 for purposes of this pro forma presentation.

     The unaudited pro forma information is not necessarily indicative of the results that actually would have occurred nor does it intend to indicate future operating results.

	For the Year Ended
	December 31,
	2003	2002
Pro forma total revenues	$29,982,177	$28,295,402
Pro forma net income (loss)	1,344,520	(5,097,057)
Pro forma diluted earnings (loss) per share	$0.15	$(0.59)

(4) Investments in Real Estate Entities

     As of October 31, 2003, the Company had no real estate investments that were accounted for as an unconsolidated investment using the equity method. On October 31, 2003, the Company acquired the remaining joint venture ownership interest in the entities that owned Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The Company assumed $32.5 million of mortgage debt encumbering these properties. The fair value of assets acquired and liabilities assumed with this acquisition of interests is as follows:

October 31, 2003
Fair value of assets acquired	$47,381,279
Liabilities assumed	(44,381,279)

Cash paid and units issued	$3,000,000

     Investments in real estate entities consisted of the following as of December 31, 2002:

	Effective
	Ownership	Company's	Affiliates'
	Interest	Investment	Debt	Assets
Greenbrier Holding Associates, LLC	55%	$2,431,905	$10,500,000	2 industrial/flex properties
Columbia Holding Associates, LLC	48%	8,240,089	22,000,000	2 industrial/flex properties

		$10,671,994	$32,500,000

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     On October 17, 2002, the Company acquired a 67% interest in an entity that owns a non-controlling equity interest in Greenbrier Holding Associates, LLC which owns the Greenbrier Technology Center II and Norfolk Business Center properties which resulted in an effective ownership interest of 55% in Greenbrier Holding Associates, LLC.

     On October 30, 2002, the Company acquired a 58% interest in an entity that owns a non-controlling equity interest in Columbia Holding Associates, LLC which owns the Rumsey Center and Snowden Center properties, which resulted in an effective ownership interest of 48% in Columbia Holding Associates, LLC.

     During 2002, the Company acquired the controlling interest in Kristina Way Investments, LLC and Newington Terminal, LLC. These LLC’s own the Crossways Commerce Center I and II, Coast Guard Building and Newington Business Park Center. Due to the Company’s ability to exercise total control over these minority owned subsidiaries subsequent to these acquisitions, these investments were consolidated as of September 9, 2002. Effective January 1, 2003, members of Kristina Way Investments, LLC and Newington Terminal, LLC (Kristina Way and Newington, respectively) transferred their ownership interests in Kristina Way and Newington to the Company in exchange for 304,230 units of limited partnership interests of First Potomac Realty Investment Limited Partnership issued at its fair value on the date of transfer of $14.07 per unit. Effective with this transfer, the Company owns a 94.8% interest in Kristina Way and Newington. On October 31, 2003 the Company acquired the remaining 5.2% outside ownership interest in the entities that owned interests in Crossways Commerce Center I, Crossways Commerce Center II, Coast Guard Building and Newington Business Park. The fair value of assets acquired and liabilities assumed in these transactions is as follows:

	September 9, 2002	January 1, 2003	October 31, 2003
Fair value of assets acquired	$9,043,338	$4,280,516	$392,730
Fair value of liabilities assumed	(4,155,614)	—	—

Cash paid and units issued	$4,887,724	$4,280,516	$392,730

     Summary financial information for these real estate entities is as follows as of and for the year ended December 31, 2002:

Rental property, net	$40,044,531
Other assets	6,709,953
Long-term debt	32,500,000
Other liabilities	1,171,843
Revenue	1,098,488
Operating and other expenses	628,637
Interest expense	231,925
Depreciation and amortization	404,034
Net loss	(166,108)

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

(5) Mortgage Loans and Other Debt

     The Company’s borrowings consisted of the following:

	December 31,
	2003	2002

Lines of credit, at variable interest rates	—	$1,129,886
Mortgage debt with interest rates ranging from 6.7% to 8.5% maturing at various dates through October 2012	$127,840,126	87,313,423
Mezzanine loans with interest rates ranging from 10% to 15%, maturing in 2007	—	34,865,953
Note payable, with a rate of 6%, maturing in October 2006	—	628,448

	$127,840,126	$123,937,710

     (a) Lines of Credit

     The Company had no lines of credit outstanding as of December 31, 2003. On April 26, 2004, the Company borrowed $4.5 million on its revolving line of credit to partially fund the acquisition of Herndon Corporate Center that closed on April 27, 2004. The Company borrowed an additional $4.5 million on June 1, 2004 to fund a portion of the earnest money deposit for the Suburban Maryland Portfolio. On June 4, 2004, the Company borrowed $9.0 million to partially fund the acquisition of Aquia Commerce Center I & II, resulting in total borrowings of $18.0 million outstanding on the revolving line of credit as of June 4, 2004.

     The Company had five lines of credit outstanding as of December 31, 2002 as follows:

Borrowing	Amount
Capacity	Outstanding	Interest Rate	Maturity
$200,000	$192,839	Prime + 1%	11/17/2005
300,000	137,047	Prime + 1%	1/17/2004
300,000	300,000	Prime + 0.75%	Due on demand
300,000	300,000	Prime + 0.75%	Due on demand
400,000	200,000	Prime + 0.75%	Due on demand

$1,500,000	$1,129,886

     On December 31, 2003, the Company entered into a three-year, $50 million secured revolving credit facility agreement with Fleet National Bank as the lead arranger. Availability under this facility is based upon the value of the unencumbered assets that we pledge to secure the facility, and therefore is subject to our ability to provide unencumbered assets as collateral. The facility has a one-year extension option and the Company has the option to increase the facility by $50 million. The facility bears interest at LIBOR plus 190 to 250 basis points. The exact interest rate payable by the Company under the facility depends upon the ratio of the total amount of borrowings under the facility to the value

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

of the assets pledged by the Company as security under the facility. Generally, if this ratio exceeds 65%, the Company may not make any additional borrowings under the facility. The Company’s operating partnership is the borrower under the facility, and First Potomac Realty Trust is the guarantor. The Company uses the facility to, among other things, finance the acquisition of properties, fund tenant improvements and capital expenditures and provide working capital for other corporate purposes.

     (b) Mortgage Debt

     During 2003, in conjunction with acquisitions of rental property and ownership interests, the Company assumed $32.5 million in debt encumbering Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center and $9.1 million related to the acquisition of Interstate Plaza. On January 30, 2004, the Company repaid $7.0 million of the $22.0 million loan encumbering our Rumsey Center and Snowden Center properties.

     The Company’s mortgage debt is recourse solely to specific assets. The Company had 10 properties that secured mortgage debt at December 31, 2003.

     Future minimum principal payments on the Company’s mortgage loans after giving effect to the subsequent event described in Note (12) as of December 31, 2003 are as follows:

December 31, 2003

2004	$1,297,514
2005	11,894,468
2006	16,471,550
2007	1,416,059
2008	1,504,315
Thereafter	88,256,220

$120,840,126

     (c) Mezzanine loans

     Mezzanine debt outstanding was $34.9 million at December 31, 2002. Subsequent to the initial public offering that closed on October 28, 2003, the Company paid in full all outstanding mezzanine financing. Mezzanine loans were secured by the Company’s ownership interests in related subsidiary entities.

     (d) Notes payable

     In conjunction with a lawsuit settlement during 2002, First Potomac Predecessor completed a partial redemption of a partnership interest held by a limited partner in Plaza 500 Limited Partnership. The total redemption amount was $981,734, which represented the fair value of the partnership interest received. First Potomac Predecessor paid $300,000 at settlement and issued a note payable for the balance. The note bears interest at a fixed rate of 6% per annum and has an unpaid principal balance of $628,448 at December 31, 2003. The note was scheduled to mature in October 2006 and was repaid subsequent to the initial public offering.

FIRST POTOMAC REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     During 2003, the Company borrowed $737,000 from various partners of First Potomac Predecessor or other related parties. These loans bore interest at 12% and were repaid subsequent to the initial public offering. The Company recognized $31,550 of interest expense related to these loans during 2003.

(6) Commitments and Contingencies

     The Company’s rental properties are subject to non-cancelable operating leases generating future minimum rental payments as follows as of December 31, 2003:

		Percent of square feet
Future minimum rents		under leases expiring
2004	$25,925,207	10%
2005	23,486,345	7%
2006	20,217,299	12%
2007	16,612,382	19%
2008	12,627,538	11%
Thereafter	22,715,614	41%

Total	$121,584,385	100%

     At December 31, 2003, the rental properties were approximately 89% leased.

     Additionally, the Company rents office space under a non-cancelable operating lease. Future minimum rental payments under this lease are as follows:

Future minimum rents
2004	$231,377
2005	238,318
2006	245,468
2007	252,832
2008	260,414
Thereafter	544,450

Total	$1,772,859

(7) Fair Value of Financial Instruments

     The carrying amounts of cash, accounts and other receivables and accounts payable approximate their fair values because of their short-term maturities. Fair value information relating to mortgage debt, mezzanine debt, the lines of credit and note payable as of is as follows:

FIRST POTOMAC REALTY TRUST
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

	December 31, 2003	December 31, 2002

Mortgage debt	$135,929,279	$90,074,274
Mezzanine debt	—	38,829,082
Lines of credit and note payable	—	1,558,334

(8) Stock Based Compensation

     The Company adopted the 2003 Equity Compensation Plan (“the Plan”) during 2003. The Plan provides for the issuance of options to purchase Common Shares, share awards, share appreciation rights, performance units and other equity-based awards. Options granted under the plan may be either qualified or non-qualified options, and all employees and non-employee trustees are eligible to receive grants. The Plan authorized the issuance of 903,800 common share equity awards, and 398,800 were available for award as of December 31, 2003. Outstanding awards vest 25 percent on the first anniversary of the date of grant and 6.25 percent in each subsequent calendar quarter thereafter until fully vested.

     The following summarizes the activity in the Equity Compensation Plan for the period from October 28, 2003 (date of adoption of plan) through December 31, 2003:

		Weighted Average
	Shares	Exercise Price
Options outstanding, beginning of year	—	—
Options granted	505,000	$15.00
Options exercised	—	—
Options forfeited	—	—

Options outstanding, end of year	505,000	$15.00

Options exercisable, end of year	—	—

Weighted average fair value of options granted during the year (calculated as of the grant date):	$1.62

     The fair value determination was calculated using the Black-Scholes option-pricing model to value all stock options granted in 2003 using the following assumptions:

Weighted average risk free interest rate	3%
Expected volatility	20%
Expected dividend yield	5%
Weighted average expected life of options	5 years

FIRST POTOMAC REALTY TRUST
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

     The Company also granted Common Shares to non-executive trustees in October 2003 upon completion of the initial public offering. The non-executive trustees collectively received 7,000 Common Shares at the initial public offering price of $15 per share. Trustee share grants are fully vested upon issuance, and compensation expense of $105,000 was recognized at the date of issuance.

(9) Segment Information

     The Company operates in one segment, industrial and flex office properties. All of the Company’s properties are located in the southern Mid-Atlantic region of the United States of America. As of December 31, 2003 and December 31, 2002, the Company’s tenant base contained one significant tenant, the United States Federal Government, which leased 25% and 8% of the Company’s total rentable square feet, respectively.

(10) Supplemental Disclosure of Cash Flow Information

     Supplemental disclosures of cash flow information for the years ended December 31 are as follows:

	2003	2002	2001

Cash paid for interest	$9,785,451	$4,147,984	$5,954,426
Non-cash investing and financing activities:
Issuance of notes payable related to redemption of units	—	628,228	—
Redemption of units to settle note receivable	—	52,434	—
Units issued for notes receivable	—	192,552	—
Deferral of financing costs due to lender	—	400,000	—
Issuance of units in exchange for limited partnership interests	$20,758,952	—	—

FIRST POTOMAC REALTY TRUST
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

(11) Quarterly Financial Information (unaudited)

	2003
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Fiscal Year
Revenue	4,313,940	4,516,452	3,936,645	5,595,732	18,362,769
Operating expense	2,655,129	2,590,595	2,858,025	6,243,255	14,347,004
Net loss	(907,895)	(1,319,529)	(1,590,562)	(6,325,242)	(10,143,228)

	2002
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Fiscal Year
Revenue	2,262,949	2,154,683	3,433,549	3,662,093	11,513,274
Operating expense	1,362,580	1,418,981	2,082,350	2,729,652	7,593,563
Net loss	(533,464)	(769,473)	(4,072,177)	(750,417)	(6,125,531)

(12) Subsequent Events

     On January 30, 2004, the Company repaid $7.0 million of the $22.0 million loan encumbering our Rumsey Center and Snowden Center properties. As part of this transaction, the Company negotiated a reduction in the loan’s interest rate and extended the loan’s maturity date by one year. As a result of this restructuring the outstanding principal balance was reduced to $15.0 million, the loan’s maturity date was extended to December 31, 2006 and the effective interest rate was reduced from 4.57% to 3.47% (by reducing the LIBOR floor from 2.0% to 1.1% and reducing the spread from 257 basis points to 235 basis points). No prepayment penalties were incurred as a result of this transaction.

     On April 27, 2004, the Company acquired Herndon Corporate Center, a 127,353 square-foot, single-story flex property located in Herndon, Virginia for approximately $21 million. The acquisition was financed using available cash, a draw on the Company’s revolving line of credit and the assumption of a $9.1 million, fixed-rate first mortgage loan. The property is 98% leased to 14 tenants, with the U.S. Government being the largest tenant, occupying 23% of the space.

     On June 4, 2004, the Company acquired Aquia Commerce Center I and II, a two-building, 64,488 square-foot two-story flex/office property located in Stafford, Virginia for approximately $11.2 million. The acquisition was financed using available cash, a draw on the Company’s revolving line of credit and the assumption of a $1.0 million fixed-rate first mortgage loan. The property is 100% leased to the U.S. Government.

SCHEDULE III

FIRST POTOMAC REALTY TRUST

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

					Initial Costs
							Net
				Encumbrances at		Building and	Improvements
Description	Location	Date Acquired	Type	December 31, 2003	Land	Improvements	Since Acquisition
13129 Airpark Road	Culpeper, VA	December 1997	Industrial	$2,159,739	$442,487	$3,102,535	$387,385
Plaza 500	Alexandria, VA	December 1997	Industrial/Flex	25,720,523	6,264,922	35,432,808	788,773
6600 Business Parkway	Elkridge, MD	December 1997	Industrial	4,594,353	2,613,622	5,111,476	147,187
Van Buren Business Park	Herndon, VA	December 1997	Office/Flex	6,793,359	3,592,331	7,652,253	740,482
4200 Technology Court	Chantilly, VA	October 1998	Office/Flex	1,835,315	528,288	2,420,769	53,001
4212 Technology Court	Chantilly, VA	October 1999	Office/Flex	1,779,393	528,288	2,423,140	98,362
Crossways Commerce Center	Chesapeake, VA	December 1999	Industrial/Flex	26,620,596	5,160,349	23,659,730	1,938,811
Newington Business Park	Lorton, VA	December 1999	Industrial	16,792,213	3,135,288	10,353,839	3,832,825
Greenbrier Technology Center	Chesapeake, VA	October 2002	Industrial/Flex	5,400,000	1,364,896	5,119,431	25,200
Norfolk Business Center	Norfolk, VA	October 2002	Industrial/Flex	5,100,000	1,323,104	4,966,622	—
Rumsey Center	Columbia, MD	October 2002	Industrial/Flex	9,150,000	2,674,564	10,195,631	177,135
Snowden Center	Columbia, MD	October 2002	Industrial/Flex	12,850,000	3,404,213	12,824,291	259,993
Virginia Center Technology Park	Glen Allen, VA	October 2003	Industrial/Flex	—	1,922,331	7,026,353	912
Interstate Plaza	Alexandria, VA	December 2003	Industrial	9,044,636	2,185,346	8,972,257	—
Alexandria Corporate Park	Alexandria, VA	December 2003	Office/Flex/Industrial	—	10,045,499	27,242,680	—
Ammendale Park	Beltsville, MD	December 2003	Office/Flex/Industrial	—	1,144,238	5,076,951	—

				$127,840,126	$46,329,766	$171,580,765	$8,450,066

[Additional columns below]

[Continued from above table, first four columns repeated]

				Gross Amount at End of Year
							Lives on
							Which
					Building and	Accumulated	Depreciation is
Description	Location	Date Acquired	Type	Land	Improvements	Depreciation	Computed
13129 Airpark Road	Culpeper, VA	December 1997	Industrial	$442,487	$3,489,920	$(539,892)	5-39
Plaza 500	Alexandria, VA	December 1997	Industrial/Flex	6,264,922	36,221,581	(5,806,094)	5-39
6600 Business Parkway	Elkridge, MD	December 1997	Industrial	2,613,622	5,258,663	(820,400)	5-39
Van Buren Business Park	Herndon, VA	December 1997	Office/Flex	3,592,331	8,392,735	(1,385,506)	5-39
4200 Technology Court	Chantilly, VA	October 1998	Office/Flex	528,288	2,473,770	(348,468)	5-39
4212 Technology Court	Chantilly, VA	October 1999	Office/Flex	528,288	2,521,502	(330,387)	5-39
Crossways Commerce Center	Chesapeake, VA	December 1999	Industrial/Flex	5,160,349	25,598,541	(4,486,852)	5-39
Newington Business Park	Lorton, VA	December 1999	Industrial	3,135,288	14,186,664	(2,095,423)	5-39
Greenbrier Technology Center	Chesapeake, VA	October 2002	Industrial/Flex	1,364,896	5,144,631	(415,894)	5-39
Norfolk Business Center	Norfolk, VA	October 2002	Industrial/Flex	1,323,104	4,966,622	(426,886)	5-39
Rumsey Center	Columbia, MD	October 2002	Industrial/Flex	2,674,564	10,372,766	(569,753)	5-39
Snowden Center	Columbia, MD	October 2002	Industrial/Flex	3,404,213	13,084,284	(690,142)	5-39
Virginia Center Technology Park	Glen Allen, VA	October 2003	Industrial/Flex	1,922,331	7,027,265	(63,092)	5-39
Interstate Plaza	Alexandria, VA	December 2003	Industrial	2,185,346	8,972,257	(23,884)	5-39
Alexandria Corporate Park	Alexandria, VA	December 2003	Office/Flex/Industrial	10,045,499	27,242,680	(16,843)	5-39
Ammendale Park	Beltsville, MD	December 2003	Office/Flex/Industrial	1,144,238	5,076,951	(6,405)	5-39

				$46,329,766	$180,030,832	$(18,025,921)

     The tax basis of the assets above is $181,111,082 at December 31, 2003.

Reconciliation of Real Estate

     The following table reconciles the real estate investments for the three years ended December 31, 2003:

	2003	2002	2001
Balance at beginning of year	$117,257,519	$71,854,726	$71,640,768
Acquisitions	108,802,817	44,928,133	—
Capital expenditures	1,239,348	729,817	213,958
Dispositions	(939,086)	(255,157)	—

Balance at end of year	$226,360,598	$117,257,519	$71,854,726

Reconciliation of Accumulated Depreciation

     The following table reconciles the real estate investments for the three years ended December 31, 2003:

	2003	2002	2001
Balance at beginning of year	$12,621,926	$6,089,191	$4,670,875
Acquisitions	3,985,850	4,262,603	—
Capital expenditures	2,261,131	2,331,465	1,418,316
Dispositions	(842,986)	(61,333)	—

Balance at end of year	$18,025,921	$12,621,926	$6,089,191